SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.
Dated: May 21, 2015

ETFs
ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	December 2, 2020	December 31, 2021
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares International Volatility Wtd ETF	0.40%	December 2, 2020	December 31, 2021
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares International High Div Volatility Wtd ETF	0.40%	December 2, 2020	December 31, 2021
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	December 2, 2020	December 31, 2021
VictoryShares Dividend Accelerator ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares USAA Core Intermediate-Term Bond ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares USAA Core Short-Term Bond ETF	0.25%	December 2, 2020	December 31, 2021
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	0.30%	December 2, 2020	December 31, 2021
VictoryShares USAA MSCI International Value Momentum ETF	0.25%	December 2, 2020	December 31, 2021
VictoryShares USAA MSCI US Small Cap Value Momentum ETF	0.15%	December 2, 2020	December 31, 2021
VictoryShares USAA MSCI US Value Momentum ETF	0.15%	December 2, 2020	December 31, 2021
VictoryShares Nasdaq Next 50 ETF	0.15%	August 25, 2020	December 31, 2021
VictoryShares Top Veteran Employers ETF	0.55%	June 18, 2020	December 31, 2021
VictoryShares Protect America ETF	0.55%	June 18, 2020	December 31, 2021

ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares ESG Core Plus Bond ETF*	35%	May 18, 2021	December 31, 2022
VictoryShares ESG Corporate Bond ETF*	35%	May 18, 2021	December 31, 2022
VictoryShares THB Mid Cap ESG ETF*	50%	May 18, 2021	December 31, 2022

Mutual Funds

Name of Fund	Fee[1]	Last Approved	Must Be Approved By
Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 2, 2020	December 31, 2021
Victory Market Neutral Income Fund	0.35%	January 8, 2021	December 31, 2021

*Pending Launch

Current as of May 18, 2021

VICTORY PORTFOLIOS II

By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo II

Name: Michael Policarpo II

Title:   President, Chief Financial Officer and Chief Administrative Officer

1 Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.